EXHIBIT 7.11

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Tiak Koon Loh and Sidney Xuande Huang, and each of them singly, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to act for him and in his name, place and stead and on his behalf, in any and all capacities, to (i) sign any Form on Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) (each a “Filing”), relating to his “beneficial ownership” (direct or indirect, including beneficial ownership that may arise by reason of the undersigned being deemed a member of a “group”), as defined in the Exchange Act for purposes of Schedule 13D, of any securities of Pactera Technology International Ltd. (the “Company”) in connection with the transactions contemplated by the Consortium Agreement dated May 19, 2013 among the undersigned and certain other parties thereto and the related Proposal Letter to the Company dated May 20, 2013, and (ii) file any such Filings required to be filed pursuant to the Exchange Act with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until revoked by him in a signed writing delivered to the attorney-in-fact.

Dated: May 29, 2013

Chris Shuning Chen

By:	/s/ Chris Shuning Chen

Tiak Koon Loh

By:	/s/ Tiak Koon Loh

David Lifeng Chen

By:	/s/ David Lifeng Chen

Sidney Xuande Huang

By:	/s/ Sidney Xuande Huang

Jun Su

By:	/s/ Jun Su

He Jin

By:	/s/ He Jin

Chu Tzer Liu

By:	/s/ Chu Tzer Liu

Jian Wu

By:	/s/ Jian Wu

Junbo Liu

By:	/s/ Junbo Liu

Jinsong Li

By:	/s/ Jinsong Li

Minggang Feng

By:	/s/ Minggang Feng